Questron Technology, Inc.
                                                6400 Congress Avenue, Suite 300A
                                                            Boca Raton, FL 33487



                                                                   July 29, 1998

Mr. Greg Fitzgerald, President
Fas-Tronics, Inc.
4324 Garland Drive
Fort Worth, TX  76117

Dear Greg:


         We hereby agree to amend the Stock Purchase Agreement dated as of June 12, 1998 (the "Agreement") by and between Questron Technology, Inc. ("Questron"), Gregory Fitzgerald, Valerie Fitzgerald, and Fas-Tronics, Inc. ("Fas-Tronics") as follows:

         1.       the date referenced in paragraph 2.2(b) of the Agreement shall be changed from July 31, 1998 to September 30, 1998;
         2.       the minimum number of shares of Initial Questron Common Stock referenced in paragraph 1.2(a) of the Agreement shall be changed so that the minimum number of shares will be computed as if the Closing had taken place on July 31, 1998;
         3. the maximum amount of the 1999 Deferred Purchase Price referenced in paragraph 1.2(b) of the Agreement shall be changed from $3,250,000 to $3,750,000 (80% cash, 20% stock), with the understanding that the period for measurement of the 1999 Deferred Purchase Price will be the twelve months following the effective date of the acquisition (either April 1, 1998 or July 1, 1998); and
         4. at the Closing Questron shall issue to each Gregory Fitzgerald and Valerie Fitzgerald an option to purchase 20,000 shares of Questron common stock at the market price at the Closing determined in accordance with paragraph 1.2(a) of the Agreement. In addition, immediately following the Closing Questron shall issue to Brian Hutchins an employee stock option to purchase 10,000 shares of Questron common stock also at the market price determined in accordance with paragraph 1.2(a) of the Agreement.

         Please indicate your acceptance of the provisions of this letter by signing on behalf of Fas-Tronics the enclosed copy of this letter, with you and Val signing as stockholders, and returning it to me.




                                                      Sincerely,

                                                     /s/ Dominic A Polimeni
                                                     ---------------------------
                                                     Dominic A. Polimeni
                                                     Chairman, President and
                                                     Chief Executive Officer


Agreed and accepted by:                     Stockholders
Fas-Tronics, Inc.


         /s/ Greg Fitzgerald                         /s/  Greg Fitzgerald
         -----------------------------------         ---------------------------
By:      Greg Fitzgerald, President                    By:  Greg Fitzgerald



                                                     /s/ Valerie Fitzgerald
                                                     ---------------------------
                                                     By:  Valerie Fitzgerald